Exhibit 99.1

News

Contacts:

Media: Robert Grupp

(610) 738-6402 office

(484) 557-8401 mobile

rgrupp@cephalon.com

Investors: Chip Merritt

610-738-6376 (office)

cmerritt@cephalon.com

For Immediate Release

Cephalon Announces Proposed Convertible Subordinated Notes Offering

Plans to Use Portion of Net Proceeds to Redeem
Outstanding 5¼% Convertible Subordinated Notes due 2006

WEST CHESTER, PA—June 5, 2003—Cephalon, Inc. (Nasdaq:CEPH) announced today that it intends to offer, subject to market and other conditions, $600 million in aggregate principal amount of convertible subordinated notes through an offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S under the Securities Act. The interest rate, conversion price and offering price are to be determined by negotiations between Cephalon and the initial purchasers of the notes. The notes will be subordinate to existing and future senior indebtedness of Cephalon.

The securities offered will consist of:

•    Zero Coupon Convertible Subordinated Notes due 2033, First Putable June 2008; and

•    Zero Coupon Convertible Subordinated Notes due 2033, First Putable June 2010.

Cephalon will grant the initial purchasers of the notes a 13-day option to purchase up to an additional aggregate $150 million principal amount of the notes.

Cephalon plans to use the net proceeds for:

•    The redemption of all of the Company’s outstanding 5¼% Convertible Subordinated Notes due 2006;

•            The purchase of a convertible note hedge strategy with respect to Cephalon’s common stock, which is expected to reduce the potential dilution from conversion of the notes. In

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SOURCE:  Cephalon, Inc. ● 145 Brandywine Parkway ● West Chester, PA  19380-4245 ● (610) 344-0200 ● Fax (610) 344-0065

connection with those transactions, an affiliate of one of the initial purchasers will take positions in Cephalon’s common stock in secondary market transactions and/or enter into various derivative transactions either before or after the pricing of the notes; and

•            Working capital and other corporate purposes, which may include the acquisition of other businesses, products, product rights or technologies and the repurchase, redemption or retirement of other existing indebtedness. Cephalon does not currently have any definitive agreements, arrangements or understandings with respect to any such uses.

This announcement is neither an offer to sell nor a solicitation to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The securities will not be registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products to treat sleep and neurological disorders, cancer and pain.

Cephalon currently employs approximately 1,300 people in the United States and Europe. U.S. sites include the company’s headquarters in West Chester, Pennsylvania, and offices and manufacturing facilities in Salt Lake City, Utah. Cephalon’s major European offices are located in Guildford, England, Martinsried, Germany, and at Cephalon France in Maisons-Alfort, France.

The company currently markets three proprietary products in the United States: PROVIGIL (modafinil) Tablets [C-IV], GABITRIL® (tiagabine hydrochloride) and ACTIQ® (oral transmucosal fentanyl citrate) [C-II] and more than 20 products internationally. Further information about Cephalon and full prescribing information on its U.S. products is available at www.cephalon.com.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding the intent to launch a convertible subordinated note offering, planned use of proceeds from the notes, anticipated scientific progress on its research programs, development of potential pharmaceutical products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, sales and earnings guidance, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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